Exhibit 31.3

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, John A. Luke, Jr., Chairman and Chief Executive Officer of MeadWestvaco Corporation, certify that:

1.            I have reviewed this annual report on Form 10-K/A of MeadWestvaco Corporation;

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report

Date: April 20, 2015

/s/ John A. Luke, Jr.
Name: John A. Luke, Jr. Title: Chief Executive Officer